EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS OF

NYMEX HOLDINGS, INC.

(hereinafter called the “Corporation”)

A Delaware Corporation

ARTICLE I

OFFICES

Section 1.    The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.    The Corporation may also have offices at such other places, within or outside of the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.    All meetings of stockholders shall be held at the registered office of the Corporation, or at such other place within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors.

Section 2.    Annual meetings of stockholders shall be held at such date and time during the month of May as may be fixed by the Board of Directors. At each annual meeting of stockholders, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 3.    Written notice of each annual meeting of stockholders, stating the place, date and hour of the meeting, shall be given in the manner set forth in Article VI of these Bylaws. Such notice shall be given not less than 10 nor more than 50 days before the date of the meeting to each stockholder entitled to vote at the meeting.

Section 4.    Nature of Business at Annual Meetings of Stockholders.

(a)    No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 4.

(b)    In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c)    To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

(d)    To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of common stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(e)    No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 5.    Special meetings of stockholders may be called at any time for any purpose or purposes by the Chairman of the Board of Directors or by the Secretary upon the written request of the majority of the Board of Directors and shall be called upon the written request of the stockholders representing at least 50% of all outstanding shares entitled to vote on the action proposed to be taken. Such written requests shall state the time, place and purpose or purposes, by or at the direction of the person or persons calling the special meeting, of the proposed meeting and the special meeting so called shall be limited to the purpose set forth in the demand. A special meeting of stockholders called by the Board of Directors or the Chairman of the Board of Directors, other than one required to be called by reason of a written request of stockholders, may be canceled by the Board of Directors at any time not less than 24 hours before the scheduled commencement of the meeting.

Section 6.    Written notice of each special meeting of stockholders shall be given in the manner set forth in Article VI of these Bylaws. Such notice shall be given not less than 10 nor more than 50 days before the date of the meeting to each stockholder entitled to vote at the meeting. Each such notice of a special meeting of stockholders shall state the place, date and hour of a meeting and the purpose or purposes for which the meeting is called.

Section 7.    Nomination of Directors.

(a)    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (a) who is a stockholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (b) who complies with the notice procedures set forth in this Section 7.

(b)    In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c)    To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

(d)    To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of common stock of the Corporation which are owned beneficially or of record by the person, (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (or any successor rules thereto), (E) the category (pursuant to Article SIXTH of the certificate of incorporation of the Corporation (the “Certificate of Incorporation”)) to which the stockholder proposes to nominate such person and a statement that such person satisfies the applicable criteria and (F) such person’s written consent to serve as a director and a written undertaking to promptly provide to the Secretary of the Corporation upon request any information that the Corporation deems to be relevant to the determination of whether such person satisfies the applicable criteria; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of common stock of the Corporation which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any successor rules thereto).

(e)    No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 7. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(f)    The Corporation shall include in the proxy statement distributed in connection with any annual meeting of stockholders or any special meeting of stockholders called for the purpose of electing directors, persons nominated in accordance with this Section 7 by stockholders who are also owners of Class A memberships in the Exchange (“Exchange Memberships”), the number of whom collectively represents at least 20% of the total number of owners of all Exchange Memberships. For the sake of clarity, such percentage shall be measured by person, and not by memberships owned.

Section 8.    Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of one-third of the shares entitled to vote at a meeting of stockholders shall be necessary, and shall constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of stockholders, then the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in Article VI to each stockholder of record entitled to vote at the adjourned meeting.

Section 9.    At any meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or in the Certificate of Incorporation or Bylaws, each stockholder shall be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. All elections of directors shall be determined by plurality votes. Except as otherwise provided by law or in the Certificate of Incorporation or Bylaws, any other matter shall be determined by the vote of a majority of the shares that are voted with regard to it at a meeting where a valid quorum is present.

ARTICLE III

BOARD OF DIRECTORS

Section 1.    The Board of Directors shall manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation (including, without limitation, by reference to Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws of New York Mercantile Exchange, Inc., a Delaware nonstock corporation (the “Exchange”)) or Bylaws. Except as otherwise provided in the Certificate of Incorporation (including, without limitation, by reference to Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws of the Exchange), the Board of Directors is vested with all powers necessary and proper for the government of the Exchange, the regulation and conduct of members and member firms and for the promotion of the welfare, objects and purposes of the Exchange. Except as otherwise provided in the Certificate of Incorporation (including, without limitation, by reference to Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws of the Exchange), the Board of Directors shall have control over and management of, the property, business and finances of the Exchange. Except as otherwise provided in the Certificate of Incorporation (including, without limitation, by reference to Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws of the Exchange), the Board of Directors may also adopt, rescind or interpret the Rules of the Exchange and impose such fees, charges, dues and assessments, all as it deems necessary and appropriate. Without limiting the generality of the foregoing, and except as otherwise provided in the Certificate of Incorporation (including, without limitation, by reference to Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws of the Exchange), the Board of Directors shall have the following powers: (1) the Board of Directors may make such expenditures as it deems necessary for the best interests of the Exchange; (2) the Board of Directors may fix, from time to time, the fees or other compensation to members of the Board of Directors and to members of any committee for services rendered in performing these duties as such. The compensation for Public Directors (as defined in the Certificate of Incorporation) may differ from the compensation for other Directors; (3) the Board of Directors shall have the power to take such action as may be necessary to effectuate any final order or decision of the Commodity Futures Trading Commission taken under authority of the Commodity Exchange Act and necessary to comply in all respects with any requirements applicable to the Corporation under the Commodity Exchange Act; and (4) the Board of Directors shall have the power to adopt arbitration rules for the settlement of claims, grievances, disputes and controversies. The Board of Directors may designate by resolution, from time to time, such committees as it may deem necessary or appropriate, and delegate to such committees the authority of the Board of Directors to the extent provided in these Bylaws or in such resolution, subject to any applicable provision of law.

Section 2.    Except as otherwise required by applicable law, any or all of the directors, may be removed for cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting as a single class. Further, (x) a resignation from the Board of Directors shall be deemed to be a simultaneous resignation from the board of directors of the Exchange and (y) a resignation from the board of directors of the Exchange shall be deemed to be a simultaneous resignation from the Board of Directors. In addition to those powers identified in Article III, Section 1(3) of these Bylaws, the Board of Directors shall have the power to take such action as may be necessary to enforce the provisions of Article SIXTH, Section (e) of the Certificate of Incorporation.

Section 3.    Vacancies occurring in the Board of Directors may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director appointed to fill a vacancy prior to the Next Annual Meeting (as defined in the Certificate of Incorporation) shall serve until the Next Annual Meeting and until his successor is elected and qualified. A director appointed to fill a vacancy after the Next Annual Meeting shall serve until the next annual meeting of stockholders, in accordance with Article SIXTH of the Certificate of Incorporation, and until his successor is elected and qualified; provided that at the next annual meeting of stockholders, the successor to such director shall be elected for a term equal to (a) the remaining term of the class of directors to which such director was appointed or (b) if there is no such remaining term, two-years.

Section 4.    The books of the Corporation, except such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board of Directors may from time to time determine.

Section 5.    The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors or officers or otherwise.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.    The first meeting of each newly-elected Board of Directors shall be held immediately following the annual meeting of stockholders. If the meeting is held at the place of the meeting of stockholders, then no notice of the meeting need be given to the newly-elected directors. If the first meeting is not held at that time and place, then it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors as set forth in Article VI.

Section 2.    Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware as shall from time to time be determined by the Board of Directors.

Section 3.    Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, or in his absence, the Vice Chairman, or the President, provided that the President is a director, on at least one hour’s notice to each director and shall be called by the Chairman on like notice at the written request of any five directors.

Section 4.    Whenever notice of a meeting of the Board of Directors is required, the notice shall be given in the manner set forth in Article VI of these Bylaws and shall state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation or other provisions of these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 5.    Except as otherwise required by law or the Certificate of Incorporation or other provisions of these Bylaws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of directors, then a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. One or more directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communication device. To the extent permitted by law, a director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him during his participation shall be deemed taken at the meeting.

Section 6.    Any action of the Board of Directors may be taken without a meeting if written consent to the action signed by all members of the Board of Directors is filed with the minutes of the Board of Directors.

Section 7.    The Board of Directors shall have the authority to make rules governing its own conduct and proceedings. In the absence of such rules, all meetings of the Board of Directors shall be conducted in accordance with the then current edition of Robert’s Rules of Order.

ARTICLE V

COMMITTEES

Section 1.    The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of three or more directors, and may also designate one or more of its members to serve as alternates on these committees. To the extent permitted by law and applicable listing requirements, the Chairman of the Board of Directors shall be an ex-officio member of all committees other than the audit committee. To the extent permitted by law and applicable listing requirements, the Executive Committee shall have all the authority of the Board of Directors, except as the Board of Directors otherwise provides, and the other committees shall have such authority as the Board of Directors grants them. The Board of Directors shall have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees. All resolutions establishing or discharging committees, designating or changing members of committees or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board of Directors.

Section 2.    Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board of Directors shall require. Except as otherwise provided herein, in an applicable committee charter or by the Board of Directors, or as otherwise required by law or applicable listing standards, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.

Section 3.    Any action of a committee may be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.

ARTICLE VI

NOTICES

Section 1.    Any notice to a stockholder shall be given personally or by mail. If mailed, then a notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of stockholders.

Section 2.    Any notice to a director may be given personally, by telephone or by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality. A notice will be deemed given when actually given in person or by telephone; when transmitted by a legible transmission, if given by facsimile transmission; when transmitted, answerback received, if given by telex; on the day when delivered to a cable or similar communications company; one business day after delivery to an overnight courier service; or on the third business day after the day when deposited with the United States mail, postage prepaid, directed to the director at his business address, facsimile number or telex number or at such other address, facsimile number or telex number as the director may have designated to the Secretary in writing as the address or number to which notices should be sent.

Section 3.    Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

OFFICERS

Section 1.    The officers of the Corporation shall be a President, a Secretary and a Treasurer. The officers of the Corporation may also include, at the discretion of the Board of Directors, one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), one or more Assistant Secretaries or Assistant Treasurers, and such other officers as it may from time to time deem advisable. Any two or more offices may be held by the same person. In addition, subject to Article SIXTH, Section (b) of the Certificate of Incorporation, the stockholders shall designate one director as Chairman of the Board of Directors and one director as Vice Chairman of the Board of Directors. No officer (except the Chairman of the Board of Directors, the Vice Chairman and the Treasurer, to the extent described in Article SIXTH, Sections (b) and (e) of the Certificate of Incorporation) need be a director or stockholder of the Corporation; provided that the officers of the Corporation (other than the Chairman, the Vice Chairman and the Treasurer) shall not be members of the Exchange.

Section 2.    Each officer (except the Chairman of the Board of Directors and the Vice Chairman to the extent described in Article SIXTH, Section (b) of the Certificate of Incorporation and this Section 2 of Article VII of these Bylaws) shall be elected by the Board of Directors and shall hold office for such term, if any, as the Board of Directors shall determine. Any officer (except the Chairman of the Board of Directors and the Vice Chairman to the extent described in Article SIXTH, Section (b) of the Certificate of Incorporation and this Section 2 of Article VII of these Bylaws) may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

Section 3.    Any officer may resign at any time by giving written notice to the Board of Directors or to the President. Such resignation shall take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation shall not be necessary to make it effective.

Section 4.    The compensation of officers shall be fixed by the Board of Directors or in such manner as it may provide.

Section 5.    The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other duties as from time to time may be assigned to him by the Board of Directors. The Chairman of the Board of Directors shall have such authority and perform such duties as are incident to his office. The Vice Chairman shall preside over any meetings of the stockholders of the Board of Directors at which the Chairman is not present.

Section 6.    The President shall be the Chief Executive Officer of the Corporation and shall have general charge of the management of the business and affairs of the Corporation. In the event of a vacancy in the office of the President and, accordingly, a vacancy in the Board of Directors in accordance with Article SIXTH, Section (e) of the Certificate of Incorporation, election by the Board of Directors of a successor President pursuant to Section 2 of this Article VII shall constitute simultaneous appointment of the successor President to the Board of Directors of the Corporation and the board of directors of the Exchange in accordance with Article III, Section 3 of these Bylaws and Article SIXTH, Section (d)(ii)(6) of the Certificate of Incorporation.

Section 7.    The officers of the Corporation shall have such powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors and the President, as customarily pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

Section 8.    The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise. In addition, the Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE VIII

CERTIFICATES FOR SHARES

Section 1.    The shares of stock of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by such officers as required by General Corporation Law of the State of Delaware (the “DGCL”) and bearing any legends as may be prescribed by the Certificate of Incorporation.

Section 2.    Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he or it were that officer, transfer agent or registrar at the date of issue.

Section 3.    The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation that is alleged to have been lost, stolen or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

Section 4.    The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed and accompanied by proper evidence of lawful succession, assignment or authority of transfer, shall issue a new certificate to the person entitled thereto, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

Section 5.    The Board of Directors may fix a date as the record date for determination of the stockholders entitled (i) to notice of, or to vote at, any meeting of stockholders, (ii) to express consent to, or dissent from, corporate action in writing without a meeting, or (iii) to receive payment of any dividend or other distribution or allotment of any rights or to take or be the subject of any other action. The record date must be on or after the date on which the Board of Directors adopts the resolution fixing the record date and in the case of (i), above, must be not less than 10 nor more than 60 days before the date of the meeting, in the case of (ii), above, must be not more than 10 days after the date on which the Board of Directors fixes the record date, and in the case of (iii), above, must be not more than 60 days prior to the proposed action. If no record date is fixed, then the record date will be as provided by law. A determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders that has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 6.    The Corporation shall for all purposes be entitled to treat a person registered on its books as the owner of shares, as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation shall be entitled to hold a person registered on its books as the owner of shares liable for calls and assessments, if any may legally be made, and shall not be bound to recognize any equitable or other claim to, or interest in, shares of its stock on the part of any other person, whether or not the Corporation shall have express or other notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

ARTICLE IX

INDEMNIFICATION

Section 1.    Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.    Subject to Section 3 of this Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, the Exchange), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.    Subject to Section 3 of this Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, the Exchange), against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.    Authorization of Indemnification.    Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4.    Good Faith Defined.    For purposes of any determination under Section 3 of this Article IX, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be.

Section 5.    Indemnification by a Court.    Notwithstanding any contrary determination in the specific case under Section 3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article IX nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.    Expenses Payable in Advance.    Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7.    Nonexclusivity of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article IX shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article IX but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8.    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

Section 9.    Certain Definitions.    For purposes of this Article IX, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article IX shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

Section 10.    Survival of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.    Limitation on Indemnification.    Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article IX), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12.    Indemnification of Employees and Agents.    The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation.

ARTICLE X

GENERAL PROVISIONS

Section 1.    The corporate seal shall have inscribed on it the name of the Corporation, the year of its creation, the words “CORPORATE SEAL DELAWARE,” and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

Section 2.    The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE XI

AMENDMENTS

Section 1.    Amendment of Bylaws.    Any Bylaw may be amended or deleted or a new Bylaw may be adopted by either (x) the affirmative vote of 80% of the entire Board of Directors then in office or (y) the affirmative vote of a majority of outstanding shares entitled to vote in connection with the election of directors. Notice of the proposed Bylaw, amendment or deletion must be given in accordance with Article VI and shall specifically set forth the entire Bylaw, amendment, or deletion proposed. Further, any amendment to Article III, Section 1, this sentence of Article XI, Section 1, or the second sentence of Article XII, Section 1 shall also require the concurrence of the Exchange members voting in accordance with the Exchange’s Bylaws.

ARTICLE XII

MISCELLANEOUS

Section 1.    Investor Rights Agreement.    Notwithstanding anything to the contrary set forth in these Bylaws, solely with respect to those items specifically provided for in that certain Investor Rights Agreement (the “IRA”) by and between the Corporation and the General Atlantic Parties (as defined in the Certificate of Incorporation), as the same may be amended from time to time, the terms of these Bylaws are subject to the terms of the IRA. Further, any amendment to the IRA which adversely affects any rights of the Exchange members pursuant to Sections 201(x), 202, 311, 500(B) and 501 of the Exchange’s Bylaws, shall also require the concurrence of the Exchange members voting in accordance with the Exchange’s Bylaws.

* * *

Adopted as of: [                        ], 2006

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